UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2011

KENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-7986	75-1695953
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7501 Tillman Hill Road
Colleyville, Texas		76034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:           (682) 738-8011

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing

As previously disclosed on December 7, 2011, the Board of Directors of Kent Financial Services, Inc. (the “Company”) approved a plan to voluntarily delist the Company’s common stock from the Nasdaq Capital Markets and to quote its common stock on the Pink OTC Market (a centralized quotation service that collects and publishes market maker quotes for securities).  On December 19, 2011, the Company filed a Form 25 with the Securities and Exchange Commission to effect the delisting of its common stock from the Nasdaq Capital Markets.  The delisting will become effective after the close of trading on December 29, 2011 and trading on the Pink OTC Market will begin when the market reopens on December 30, 2011.

Item 8.01	Other Events

On December 19, 2011, Kent Financial Services, Inc. issued a press release to announce that its common stock will begin trading on the Pink OTC Market on December 30, 2011.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1                 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kent Financial Services, Inc.

December 19, 2011	By: /s/ Bryan P. Healey
Name: Bryan P. Healey
Title: Chief Executive Officer